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                                                                 EXHIBIT 12(a).9
                                                           [English Translation]

[Annexed Form No. 2]

             LICENSE FOR FACILITIES BASED TELECOMMUNICATION BUSINESS
                                (NETWORK SERVICE)

License No.:                    No. 36

Trade name or corporate name:   Hanaro Telecom, Inc.

Name (Representative):          Shin, Yun-Sik
                                Resident Registration No.: 360426-1042113

Address:                        1445-3 Seocho-dong, Seocho-gu, Seoul

Projects undertaken:            Local telephony services, leased line
                                telecommuication services (domestic & overseas), long distance telephony services, international telephony services

Provided area:                  Nationwide

License requirements:           Attached

Pursuant to Clause 1 of Article 5 of the Telecommunications Business Law and Clause 1 of Article 5 of the Enforcement Regulation of the Act, the above entity is hereby licensed as a provider of Facilities Based Telecommunication Business (Network Service).

                                  July 4, 1997
                         (Commenced on January 28, 2003)
              Minister of Ministry of Information and Communication
                             (Official seal affixed)
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                              CONDITIONS OF LICENSE
                       [Long Distance Telephony Services]

                                                            Hanaro Telecom, Inc.

January 28, 2003

1. The above named corporation shall duly provide the services outlined in the business plan by no later than December 31, 2004.

2. The above named corporation shall pay contributions to the Information Promotion Fund in accordance with the Telecommunications Business Law and other applicable laws and regulations.

3. The first service charges after the commencement of service shall be determined in accordance with the business plan proposed by the above named corporation. In the event of making an upward adjustment in rates due to inevitable causes, the above named corporation shall submit to the Minister of the Ministry of Information and Communication a statement specifying the reason and cause for modification.

4. The above named corporation shall duly perform all responsibilities outlined in the business plan regarding user-protection plan, R&D and human resource development, and contribution to the IT industry and national economy.

5. The above named corporation shall submit to the Minister of the Ministry of Information and Communication a semi-annual performance report and future plan on the details outlined in the business plan by the 15th day of the relevant month, for the period from the issuance date of the license until three years after business commencement.

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                              CONDITIONS OF LICENSE
                       [International Telephony Services]

                                                            Hanaro Telecom, Inc.

January 28, 2003

1. The above named corporation shall duly provide the services outlined in the business plan by no later than December 31, 2004.

2. The above named corporation shall pay contributions to the Information Promotion Fund in accordance with the Telecommunications Business Law and other applicable laws and regulations.

3. The first service charges after the commencement of service shall be determined in accordance with the business plan proposed by the above named corporation. In the event of making an upward adjustment in rates due to inevitable causes, the above named corporation shall submit to the Minister of the Ministry of Information and Communication a statement specifying the reason and cause for modification.

4. The above named corporation shall duly perform all responsibilities outlined in the business plan regarding user-protection plan, R&D and human resource development, and contribution to the IT industry and national economy.

5. The above named corporation shall submit to the Minister of the Ministry of Information and Communication a semi-annual performance report and future plan on the details outlined in the business plan by the 15th day of the relevant month, for the period from the issuance date of the license until three years after business commencement.

                                       3